UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Rogers Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Explanatory Note

This Amendment No. 1 to Schedule 14A is filed in order for Rogers Corporation to (i) file the Schedule 14A cover page, which was inadvertently excluded from the initial filing of the proxy statement on April 10, 2006, and (ii) correct typographical errors in the two proxy cards filed as appendices to the proxy statement. The typographical errors being corrected were made solely in the SEC EDGAR filing of the Schedule 14A filed on April 10, 2006; the actual proxy cards as mailed to shareholders in connection with Rogers Corporation's 2006 Annual Meeting of Shareholders were in fact correct.

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Friday, April 28, 2006, at 10:30 A.M., at the Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut 06103 for the following purposes:

1.	To elect the eleven members of the board of directors for the ensuing year.

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 3, 2006, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares electronically over the internet or by telephone. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted. The enclosed proxy is solicited by the board of directors of Rogers Corporation.

We cordially invite you to attend the meeting.

By Order of the Board of Directors
Robert M. Soffer, Vice President, Treasurer and Secretary
March 29, 2006

Proxy Statement Table of Contents

Page

2	Proposal 1: Election of Directors
4	Stock Ownership of Management
5	Beneficial Ownership of More Than Five Percent of Rogers Stock
6	Corporate Governance Practices
7	Board of Directors
7	Independence of Board of Directors
7	Meetings; Certain Committees
9	Directors' Compensation
9	Audit Committee Report
11	Executive Compensation
11	Summary Compensation Table
12	Option Grants in Last Fiscal Year
13	Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
Values
14	Retirement Plans
16	Equity Compensation Plan Information
17	Compensation and Organization Committee Report
21	Performance Graph
22	Termination of Employment and Change of Control Arrangements
22	Section 16(a) Beneficial Ownership Reporting Compliance
23	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting
Firm
25	Proposals of Shareholders
25	Solicitation of Proxies
25	"Householding" of Proxy Materials
26	Communications with Members of the Board of Directors
26	Availability of Certain Documents
A-1	Audit Committee Charter

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Proxy Statement - March 29, 2006

We are providing you with this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by the board of directors of Rogers Corporation ("Rogers" or "Company") for the Annual Meeting of Shareholders to be held on Friday, April 28, 2006, at the Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut 06103.

If you are a shareholder of record as of the close of business on March 3, 2006, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 16,396,071 shares of capital stock, $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Secretary of Rogers, by executing a proxy with a later date, or by attending and voting at the meeting.

If you sign your proxy card, but do not give voting instructions, the proxy will be voted: (1) FOR the election of the eleven nominees to the board of directors shown under the heading "NOMINEES FOR DIRECTOR", and (2) FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2006.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. Neither abstentions nor broker "non-votes" will be considered votes properly cast at the meeting. Accordingly, because the approval of each of the proposals is based on the votes properly cast at the meeting, neither abstentions nor broker "non-votes" will have any effect upon the outcome of voting with respect to any of the proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name for the election of directors and for the ratification of the appointment of the Company's independent registered public accounting firm even if they do not receive instructions from the beneficial owners.

With regard to the ratification of the appointment of the Company's independent registered public accounting firm, votes may be cast for or against such proposal or you may abstain from voting on that proposal. With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the eleven highest numbers of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

This proxy statement and the accompanying proxy card are first being mailed to you on or about April 7, 2006. In addition, we are enclosing a copy of our 2005 annual report.

1

Proposal 1: Election of Directors

The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 28, 2005 Annual Meeting of Shareholders with the exceptions of Mr. Brennan and Ms. Jensen, who were appointed on June 22, 2005, and February 16, 2006, respectively.

NOMINEES FOR DIRECTOR

Age/Year
	First Became	Principal Occupations During the Past Five Years
Name	Director	and Other Directorships

Leonard M. Baker	71 / 1994	Retired (as of December 2001) Senior Vice
President and Chief Technical Officer, June 2000
to December 2001 and prior to that Vice President
Technology, Praxair, Inc.

Walter E. Boomer	67 / 1997	Retired (as of April 2004) Chief Executive Officer
since March1997, Chairman of the Board of
Directors since April 2002 and prior to that
President since March 1997, Rogers Corporation;
Director: Baxter International, Inc. and Cytyc
Corporation

Charles M. Brennan, III	64 / 2005	Retired (as of April 2000) Chairman and Chief
Executive Officer of the MYR Group, Inc.
Director: Dycom Industries, Inc.

Edward L. Diefenthal	63 / 1998	Chief Executive Officer and Director, Southern
Holdings, LLC

Gregory B. Howey	63 / 1994	President and Director, Okay Industries, Inc.

Leonard R. Jaskol	69 / 1992	Retired (as of December 1998) Chairman, Chief
Executive Officer and Director, Lydall, Inc.

Carol R. Jensen	53 / 2006	President and Principal Partner, Lightning Ranch
Group, Global Vice President of R&D
Performance Chemicals Dow Chemical Co., July
2001 to April 2004. Executive Director, Corporate
Technology and Electro & Communications
Markets, 3M Corporation from February 2000 to
July 2001

Eileen S. Kraus	67 / 2001	Retired (as of July 2000) Chairman, Fleet National
Bank - Connecticut, a subsidiary of FleetBoston
Financial Corporation; Director: Kaman
Corporation and The Stanley Works

William E. Mitchell	62 / 1994	President and Chief Executive Officer since
February 2003, Director, Arrow Electronics, Inc.;
Executive Vice President, September 2001 to
January 2003 and Vice President, March 1999 to
August 2001, Solectron Corporation and President,
Solectron Global Services, Inc., March 1999 to
January 2003

2

Age/Year
	First Became	Principal Occupations During the Past Five Years
Name	Director	and Other Directorships

Robert G. Paul	64 / 2000	Director, Andrew Corporation from July 2003 to
February 2006. President Base Station Sub-
Systems Group, Andrew Corporation from July
2003 to May 2004; President, Chief Executive
Officer and Director, Allen Telecom Inc. from
1991 to July 2003

Robert D. Wachob	58 / 2004	President and Chief Executive Officer since April
2004, President and Chief Operating Officer from
April 2002 to April 2004, and Executive Vice
President, January 2000 to April 2002

Vote Required and Recommendation of the Board of Directors

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the eleven highest number of votes at the Annual Meeting of Shareholders will be elected, even if such votes do not constitute a majority of the votes cast.

The board of directors recommends a vote FOR the election of the above named nominees to the board of directors.

3

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March 3, 2006, by each of the current directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers"), the new Vice President, Finance and Chief Financial Officer, and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership

			Total
	Total	Percent	Stock
Name of Person or Group	Shares (1)	of Class (2)	Interest (3)

Leonard M. Baker	48,580	*	48,580
Walter E. Boomer	202,503	1.22	202,503
Charles M. Brennan, III (4)	2,985	*	2,985
Robert C. Daigle (5)	112,538	*	112,538
Edward L. Diefenthal	46,616	*	46,616
Gregory B. Howey	52,887	*	61,689
Leonard R. Jaskol	61,227	*	64,926
Carol R. Jensen (6)	0		0
Eileen S. Kraus	24,376	*	28,428
Dennis M. Loughran (7)	2,505	*	2,505
Paul B. Middleton	33,012	*	33,012
William E. Mitchell	17,589	*	18,807
Robert G. Paul	33,738	*	34,561
John A. Richie	108,629	*	108,629
Robert M. Soffer (5)	103,991	*	103,991
Robert D. Wachob (5)	342,172	2.06	342,172

All Directors and Executive Officers as a Group
(16 persons)	1,193,348	6.89	1,211,942

(1)

Represents the total number of currently owned shares and shares acquirable within 60 days of March 3, 2006 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/39,250; Boomer/162,663; Brennan/2,362; Daigle/102,810; Diefenthal/41,632; Howey/36,250; Jaskol/42,966; Kraus/22,980; Middleton/32,144; Mitchell/15,500; Paul/27,064; Richie/89,700, Soffer/60,121; Wachob/264,247; and the group of 16 individuals/939,689.

(2)	Represents the percent of ownership of total outstanding shares of capital stock with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.

(3)	Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers' compensation programs.

(4)	Mr. Brennan was appointed a director on June 22, 2005.

(5)	Messrs. Daigle, Soffer, and Wachob own, respectively, 1,829, 27,435 and 55,365 shares included above as to which investment and voting power is shared with spouses.

(6)	Ms. Jensen was appointed a director on February 16, 2006.

(7)	Mr. Loughran was hired as Vice President, Finance and Chief Financial Officer effective February 1, 2006.

The address of all persons listed above is c/o Rogers Corporation, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188.

4

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2005 of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the Securities and Exchange Commission on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed below.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)

Capital Research and Management Company	1,350,000	8.2
333 South Hope Street
Los Angeles, California 90071

Lord, Abbett & Co. LLC	1,624,618	9.9
90 Hudson Street
Jersey City, New Jersey 07302

Westport Asset Management, Inc. (2)	1,488,101	9.1
253 Riverside Avenue
Westport, Connecticut 06880

(1)	As of the record date, March 3, 2006.

(2)

Westport Asset Management, Inc., a registered investment advisor, has sole voting and investment power with respect to 164,800 of the shares listed above, has shared voting power with its affiliate Westport Advisers LLC with respect to 1,193,301 of the shares listed above, and has shared investment power with respect to 1,323,301 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

5

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. Such basic principles are summarized here.

*

The board of directors is elected by and is accountable to the shareholders. Its primary purpose is to oversee management and to assure that the long-term interests of the shareholders are being served.

*	All directors stand for election annually.

*	The board of directors has adopted a retirement policy for directors, which is set forth in Rogers' Bylaws, under which directors may not be nominated for re-election after age 72.

*

The board of directors has determined that 8 of its 11 nominees for director, representing a substantial majority of the board, are independent. Rogers' corporate governance guidelines require that a majority of the board be independent but also state that it is the board of directors' goal (but not a requirement) that at least two-thirds of the directors be independent.

*

The (i) Audit, (ii) Compensation and Organization and (iii) Nominating and Governance Committees consist solely of independent directors. The charters of all of the committees of the board of directors are approved by the entire board and clearly establish committee responsibilities.

*

The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers' independent registered public accounting firm. The Audit Committee also has full responsibility for determining the independent registered public accounting firm's compensation and oversees and evaluates Rogers' internal audit function. The Audit Committee has more than one member who has accounting or financial management expertise, and has two members who are "Audit Committee Financial Experts".

*	The non-employee directors regularly meet in executive session and there is an independent "Lead Director" who is responsible for presiding over such meetings.

*

The board of directors annually evaluates its own performance. Each of the board committees conducts an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

*	The board of directors annually reviews a strategic plan and a one-year operating plan that is linked to strategic objectives.

*

Independent committees of the board of directors evaluate the performance of the CEO and determine his compensation. The board of directors oversees CEO and other senior management succession planning.

*	Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

Rogers has adopted a set of Corporate Governance Guidelines, which is available both on Rogers' web site and in print to shareholders. See "Availability of Certain Documents" in this proxy statement.

6

Board of Directors

INDEPENDENCE OF BOARD OF DIRECTORS

The board of directors has determined that Messrs. Baker, Brennan, Diefenthal, Howey, Jaskol, Mitchell and Paul and Ms. Kraus, representing a majority of the board of directors, are "independent" in accordance with the New York Stock Exchange ("NYSE") listing standards. As of the date of this proxy statement, the board of directors has not yet assessed the independence of Ms. Jensen. In order to make this determination, the board made an assessment that each independent director's material relationships with the Company were limited to: (1) serving as a director and a board committee member, (2) receiving related fees as disclosed in this proxy statement under "Directors' Compensation" and (3) having beneficial ownership of Rogers securities as disclosed in this proxy statement under "Stock Ownership of Management". The relationships of the eight directors named above fall within the categorical standards for evaluating independence that were adopted by the board of directors. Under the categorical standards, in addition to satisfying the NYSE independence requirements, a director should meet the following additional standards:

*

If a Rogers director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than director and committee fees) from Rogers, such amount should not exceed $30,000;

*

If a Rogers director is an executive officer of another company that does business with Rogers, the annual sales to, or purchases from, Rogers should be less than 1% of the revenues of the company he or she serves as an executive officer;

*

If a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company's indebtedness to the other should be less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and

*

If a Rogers director serves as an officer, director or trustee of a charitable organization, Rogers' discretionary charitable contributions to the organization should be less than 1% of that organization's total annual charitable receipts. (Rogers' matching of employee charitable contributions will not be included in the amount of Rogers' contributions for this purpose.)

MEETINGS; CERTAIN COMMITTEES

Board of Directors

The Rogers board of directors held seven meetings during 2005. The board of directors has five regular committees, including an Audit Committee, Compensation and Organization Committee, and a Nominating and Governance Committee. All directors attended more than 75% in the aggregate of the meetings held in 2005 of the board during their tenure as directors and the committees on which each such director served during their tenure as committee members.

The Rogers board of directors adopted a set of Corporate Governance Guidelines, which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on Rogers' web site and in print to shareholders. See "Availability of Certain Documents" in this proxy statement.

7

Meetings Of Non-Employee Directors

Non-employee directors of the Company regularly meet in executive sessions outside the presence of management. These meetings are presided over by a non-employee director. Currently, the non-employee directors of the Company are Messrs. Baker, Boomer, Brennan, Diefenthal, Howey, Jaskol, Mitchell and Paul, and Mss. Jensen and Kraus. Mr. Paul serves as the Lead Director. Any interested party who wishes to make their concerns known to the non-management directors may contact the Lead Director, or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Lead Director.

Audit Committee

The Audit Committee held eleven meetings in 2005. The Audit Committee has functions that include appointing, terminating, evaluating, and setting the compensation of the independent registered public accounting firm of Rogers; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers accounting, financial and operating controls. Mr. Paul is the chairperson of the Audit Committee, with Messrs. Brennan and Howey and Ms. Kraus as members. The board of directors has determined that each of these individuals is "independent" in accordance with the NYSE's listing standards and the rules and regulations of the Securities and Exchange Commission (the "SEC") and related federal law. In addition, the board of directors has also determined that Mr. Paul and Mr. Brennan are "Audit Committee Financial Experts" in accordance with the standards established by the SEC. The Audit Committee's charter was amended in October 2005 and this amended charter is attached to this proxy statement as Appendix A. The Audit Committee's charter also is available both on Rogers' web site and in print to shareholders. See "Availability of Certain Documents" in this proxy statement.

Compensation and Organization Committee

The Compensation and Organization Committee held six meetings in 2005. This committee has functions that include reviewing the salary system with regard to external competitiveness and internal consistency and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the CEO's compensation and considers and, if appropriate, approves the CEO's recommendations with respect to the compensation of executive officers who report to him. Ms. Kraus is chairperson of the Compensation and Organization Committee, with Messrs. Mitchell and Paul as members. The board of directors has determined that each of these individuals is "independent" in accordance with the NYSE's listing standards. The Compensation and Organization Committee's charter is available both on Rogers' web site and in print to shareholders. See "Availability of Certain Documents" in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee held five meetings in 2005. This committee has functions that include developing and recommending to the board of directors criteria for board and committee membership, reviewing the qualifications of candidates for director, nominating candidates for election to the board of directors, overseeing the Rogers' corporate governance policies and practices, developing and recommending to the board of directors corporate governance guidelines, evaluating the performance of the CEO, and at least yearly overseeing a review of the performance of the board of directors and its committees. Mr. Jaskol is the chairperson of the Nominating and Governance Committee, with Dr. Baker and Mr. Diefenthal as members. The board of directors has determined that each of these individuals is "independent" in accordance with the NYSE's listing standards. The Nominating and Governance Committee charter is available both on Rogers' web site and in print to shareholders. See "Availability of Certain Documents" in this proxy statement.

8

The Nominating and Governance Committee will consider nominees for director recommended by shareholders if such recommendations for director are submitted in writing to the Vice President, Treasurer and Secretary of Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the board of directors, have been adopted.

DIRECTORS' COMPENSATION

In 2005, the annual retainer for each non-employee director was $25,000. However, the individual serving as the Lead Director received an additional $5,000 annual retainer. A $5,000 additional retainer was also provided to the individuals serving as the Chairpersons of the Audit Committee and the Compensation and Organization Committee. Amounts were pro-rated if the person served in such positions for less than a full year. In addition, each non-employee director earned $1,260 for each board meeting attended and $1,500 or $1,000 for each committee meeting attended, the amount varying by the individual's capacity as chairperson or member of a committee. Fees for telephonic meetings are generally one-half of such amounts.

Under the 2005 Equity Compensation Plan, the retainer fee for non-employee directors is paid semi-annually in shares of Rogers capital stock, with the number of shares of stock granted based on their then fair market value. Stock options are also granted to non-employee directors twice a year. In 2005, such semi-annual stock option grants were for 2,250 shares each, except for Mr. Brennan who joined the board of directors in June 2005. All such stock options have an exercise price equal to the fair market value of a share of Rogers capital stock as of the date of grant. Such options are immediately exercisable and expire ten years from the date of grant.

On February 16, 2006, the board of directors approved, effective April 1, 2006, an increase in compensation provided in connection with the service of Rogers non-employee directors as follows: (1) an increase in the non-employee director annual retainer from $25,000 to $35,000, (2) an increase in board meeting fees for a non-employee director from $1,260 to $1,500, (3) an increase in the Lead Director's annual retainer premium from $5,000 to $15,000, (4) an increase in the Audit Committee chairperson's annual retainer premium from $5,000 to $10,000, (5) an increase in the Compensation and Organization Committee chairperson's annual retainer premium from $ 5,000 to $ 7,500, (6) the establishment of a new $5,000 annual retainer premium for the Nominating and Governance Committee chairperson, (7) the establishment of a new $5,000 annual retainer premium for the Finance Committee chairperson, and (8) the establishment of a new $3,500 annual retainer premium for the Safety and Environment Committee chairperson.

Under Rogers Voluntary Deferred Compensation Plan for Non-Employee Directors, such individuals may defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in Rogers capital stock.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers' financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

9

The Audit Committee discussed with Ernst & Young LLP, Rogers' independent registered public accounting firm (independent auditors), who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers' accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors' independence from management and Rogers, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 which the Audit Committee received from the independent registered public accounting firm, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee discussed with Rogers' independent registered public accounting firm and the persons responsible for the internal audit function the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm and the persons responsible for the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of Rogers' internal control, including internal control over financial reporting, and the overall quality of Rogers' financial reporting. During 2005, the Audit Committee held eleven meetings, including quarterly closing conferences with the independent registered public accounting firm and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

The Audit Committee is governed by a charter which may be found on Rogers web site. The members of the Audit Committee are considered to be "independent" because they satisfy the independence requirements of the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors and the board has approved the inclusion of the audited financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting in the Annual Report on Form 10-K for the year ended January 1, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has approved the appointment of Ernst & Young LLP as Rogers' independent registered public accounting firm for fiscal year 2006 and shareholders are being asked to ratify this appointment at the 2006 annual meeting.

Audit Committee:	Robert G. Paul, Chairperson
Charles M. Brennan, III, Member
Gregory B. Howey, Member
Eileen S. Kraus, Member

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

10

Executive Compensation

The tables, graph and narrative on pages 11 through 21 of this proxy statement set forth certain compensation information about Rogers' Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") as of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

				Other	Stock	All
				Annual	Options	Other
Name and Principal				Compen-	(Number of	Compen-
Position	Year	Salary	Bonus	sation (3)	Shares)	sation (4)

Robert D. Wachob (1)	2005	$412,642	$ 0	$12,451	40,000	$28,799
President and Chief	2004	384,098	524,021	6,879	40,000	22,176
Executive Officer	2003	323,094	291,736	5,471	55,000	11,437

Robert C. Daigle (2)	2005	210,772	0	0	17,000	9,780
Vice President, R & D,	2004	196,536	142,794	2	15,000	9,121
Chief Technology Officer	2003	180,717	113,718	2	23,000	38,658

Paul B. Middleton	2005	175,798	20,000	0	12,000	7,707
Corporate Controller	2004	166,190	99,983	0	10,000	7,198
	2003	158,272	88,417	0	10,000	11,092

John A. Richie	2005	189,064	0	4,020	17,000	10,890
Vice President,	2004	181,778	130,950	1,121	13,000	10,056
Human Resources	2003	174,456	109,130	4	18,000	8,665

Robert M. Soffer	2005	179,970	0	3,189	12,000	9,966
Vice President, Treasurer	2004	173,036	103,881	824	8,000	9,316
and Secretary	2003	166,368	92,740	0	10,000	9,608

(1)

Mr. Wachob has been President and Chief Executive Officer of Rogers since 4/1/2004, President and Chief Operating Officer from 4/25/2002 to 4/1/2004, and Executive Vice President from 1/27/2000 to 4/25/2002.

(2)	Mr. Daigle became Vice President, R&D and Chief Technology Officer of Rogers during 2003; prior to that, he was Vice President, Advanced Circuit Materials Division.

(3)

Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the individual. All amounts shown, including the de minimis amounts, reflect the reimbursement of taxes on non-qualified defined benefit pension plan accruals.

(4)

Amounts shown for 2005 include: (i) Rogers matching contributions to the Rogers Employee Savings and Investment Plan, a 401(k) plan - Messrs. Wachob, Daigle, Middleton, Richie, and Soffer each received $5,250, (ii) matching contributions under Rogers' non-qualified deferred compensation plan for Messrs. Wachob, Daigle, Middleton, Richie, and Soffer of $18,647, 3,831, $1,941, $3,061,and $2,188, respectively, and (iii) Rogers payment of life insurance premiums for Messrs. Wachob, Daigle, Middleton, Richie, and Soffer of $4,902, $699, $516, $2,669, and $2,528, respectively. Amounts for 2004 and 2003 include similar matching contributions by Rogers for deferrals made under the 401(k) plan and the non-qualified deferred compensation plan.

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OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants (1)				Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of Stock
	Number of	Options	Exercise		Price Appreciation
	Securities	Granted to	Price		For Option Terms (2)
	Underlying	Employees	Per	Expiration
Name	Options	in Fiscal Yr	Share	Date	5%	10%

Robert D. Wachob	40,000	8.7%	$34.83	4/28/2015	$876,176	$2,220,402

Robert C. Daigle	17,000	3.7%	34.83	4/28/2015	372,375	943,671

Paul B. Middleton	12,000	2.6%	34.83	4/28/2015	262,853	666,121

John A. Richie	17,000	3.7%	34.83	4/28/2015	372,375	943,671

Robert M. Soffer	12,000	2.6%	34.83	4/28/2015	262,853	666,121

(1)

All of the 4/28/2005 stock option grants for Messrs. Wachob, Daigle, Middleton, Richie, and Soffer are immediately exercisable; however, no shares from these grants, if exercised, can be sold before 4/28/2009 unless the individual's employment is ended due to retirement, disability, death or involuntary termination. All stock options may expire earlier than the date listed due to termination of employment, death or retirement. The exercise price of all of these stock options was based on the fair market value of a share of Rogers capital stock as of the grant date.

(2)

Potential realizable value is based on an assumption that the Rogers stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the stock option term. The hypothetical future values reflected in this table represent assumed rates of appreciation only. These rates are set by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and stock holdings are dependent on many factors, including, but not limited to, the future performance of Rogers stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

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AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
	Number of		Number of		In-The-Money
	Shares		Unexercised Options		Options at
	Acquired		at Fiscal Year-End		Fiscal Year-End (2)
	Upon	Value
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert D. Wachob	78,000	1,320,720	264,247	10,253	$2,401,118	$101,777

Robert C. Daigle			102,810	5,190	986,657	3,373

Paul B. Middleton	2,666	41,163	32,144	5,190	160,642	3,373

John A. Richie	20,700	147,445	89,700	6,800	735,795	66,520

Robert M. Soffer	22,000	133,356	60,121	6,479	481,357	53,891

(1)	Defined as the difference between the fair market value of the capital stock and the exercise price of the stock option at time of exercise.

(2)

Defined as the difference between the closing price of the capital stock at fiscal year-end and the exercise price of the option. An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.

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RETIREMENT PLANS

The Pension Plan Table below reflects estimated annual benefits payable at age 65, the normal retirement age, at various compensation levels and years of service pursuant to Rogers' non-contributory defined benefit pension plans for domestic salaried employees.

Annual Pension Benefits (1) (2)

Final	Years of Service
Average
Earnings (3)	5 years	10 years	15 years	20 years	25 years	30 years

$125,000	$ 9,980	$19,950	$ 29,930	$ 39,910	$ 49,880	$ 59,860
150,000	12,160	24,330	36,490	48,660	60,820	72,980
175,000	14,350	28,700	43,050	57,410	71,760	86,110
200,000	16,540	33,080	49,620	66,160	82,700	99,230
225,000	18,730	37,450	56,180	74,910	93,630	112,360
250,000	20,910	41,830	62,740	83,660	104,570	125,480
275,000	23,100	46,200	69,300	92,410	115,510	138,610
300,000	25,290	50,580	75,870	101,160	126,450	151,730
325,000	27,480	54,950	82,430	109,910	137,380	164,860
350,000	29,660	59,330	88,990	118,660	148,320	177,980
375,000	31,850	63,700	95,550	127,410	159,260	191,110
400,000	34,040	68,080	102,120	136,160	170,200	204,230
425,000	36,230	72,450	108,680	144,910	181,130	217,360
450,000	38,410	76,830	115,240	153,660	192,070	230,480
475,000	40,600	81,200	121,800	162,410	203,010	243,610
500,000	42,790	85,580	128,370	171,160	213,950	256,730

(1)	Benefits are calculated on a single life annuity basis.

(2)

Federal law limits the amount of benefits payable under tax-qualified plans, such as the Rogers Corporation Defined Benefit Pension Plan. Rogers has adopted a non-qualified retirement plan (the "Pension Restoration Plan") for: (i) the payment of amounts to all plan participants who may be affected by such federal benefit limitations and other plan provisions; and (ii) the payment of supplemental amounts to certain senior executives specified by the Compensation and Organization Committee of the board of directors. In general, the total pension benefit due an individual will be actuarially equivalent to the amount calculated under Rogers' qualified pension plan as if such federal benefit limitations did not exist, as if covered compensation included amounts deferred under a deferral plan, and for certain senior executives specified by the Compensation and Organization Committee of the board of directors, as if covered compensation included bonuses paid on or after January 1, 2004, as described in footnote 3 below. Accordingly, the benefits shown have not been reduced by such limitations or provisions.

(3)

Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary, whether or not deferred under a deferral plan, and for certain senior executives over age 55 that have been specified by the Compensation and Organization Committee of the board of directors, including Messrs. Wachob, Richie, and Soffer, covered compensation under the Pension Restoration Plan also includes bonuses paid on or after January 1, 2004, and will include bonuses paid before January 1, 2004 in the event of their death, disability, or termination of employment that results in the payment of severance. If there is a change in control of Rogers, covered compensation under the Pension Restoration Plan for these senior executives and for certain additional senior executives that have been specified by the Compensation and Organization Committee of the board of directors will also include bonuses paid before January 1, 2004. If there is a change in

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control of Rogers, the Pension Restoration Plan provides that benefits payable under such plan shall be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986. The five-year average earnings for Messrs. Wachob, Daigle, Richie and Soffer, and their estimated years of credited service are: Mr. Wachob, $341,271 and 23 years; Mr. Daigle, $186,857 and 18 years; Mr. Richie, $173,768 and 29 years and Mr. Soffer, $166,728 and 27 years. In the case of Mr. Middleton, earnings for calculating his pension would currently be based on average earnings of $164,652 and four years of service.

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EQUITY COMPENSATION PLAN INFORMATION

The table and footnotes below describe those equity compensation plans approved and not approved by security holders of Rogers Corporation as of January 1, 2006, the end of the company's fiscal year.

Equity Compensation Plans as of January 1, 2006

	(a)	(b)	(c)

			Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

Equity Compensation Plans
Approved by Security Holders
Rogers Corporation 1988 Stock
Option Plan	71,801	$43.16	7,683
Rogers Corporation 1994 Stock
Compensation Plan	121,086	$26.10	5,351
Rogers Corporation 1998 Stock
Incentive Plan	873,975	$30.45	6,839
Rogers Corporation 2005 Equity
Compensation Plan	299,562	$36.51	794,065
Rogers Corporation Global Stock
Ownership Plan For Employees (1)			400,703

Equity Compensation Plans Not
Approved by Security Holders
Rogers Corporation 1990 Stock
Option Plan (2)	1,199,389	$37.55	20,818

Total (3)	2,565,813	$34.63	1,235,459

(1)	This is an employee stock purchase plan within the meaning of Section 432(b) of the Internal Revenue Code of 1986, as amended.

(2)

The Rogers Corporation 1990 Stock Option Plan was adopted in 1990 to award officers and key employees of Rogers Corporation with stock option grants. Under this plan, options generally have an exercise price equal to at least the fair market value of Rogers' stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant, except for the grants made to most employees in 2004 and 2005. Such 2004 and 2005 stock options were immediately vested upon grant, but any options exercised during the first four years after the grant date cannot be sold while the individual is still actively employed at Rogers. Termination of employment because of retirement, or for certain other reasons, may shorten the vesting schedule and expiration date. See page 19 of this proxy statement for further details on Rogers' stock options.

(3)	The above totals do not include phantom stock units for a total of 31,905 shares related to the deferral of compensation ultimately to be paid in Rogers stock.

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COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Rogers Corporation board of directors. This committee report describes the components of Rogers executive officer compensation programs for 2005 and the basis on which compensation determinations were made with respect to the executive officers of Rogers.

Compensation and Organization Committee Interlocks and Insider Participation

Rogers executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, which is composed of three independent non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The committee members are: Eileen S. Kraus (chairperson of the committee), William E. Mitchell, and Robert G. Paul.

Executive Compensation Philosophy

Rogers' compensation philosophy is intended to attract, retain and motivate executives to lead the corporation to achieve above-average results for the shareholders, at reasonable cost.

Total compensation will be determined by a market-based competitive strategy compared with similar jobs in companies nationwide. This applies to all Rogers' executives and shall be comprised of three components: base salary, annual incentive, and long-term incentive.

Total annual cash compensation, base salary plus annual incentive, is designed to vary with Rogers' profit performance. Long-term incentive compensation is closely aligned with shareholders' interests.

Base salaries are targeted to be at the median of the peer group, comprised of publicly traded firms within the electronics and other similar industries with similar revenues and market capitalizations. Individual salaries can be higher or lower based on experience and performance.

Annual incentive compensation is structured to be performance based and variable. The executives' incentive will be based on the elements of Rogers' performance they can influence, and as executives' responsibilities increase and they have more impact on the company's results, a greater proportion of their total compensation will be variable and at risk.

Rogers' annual performance based incentive compensation plan rewards executives for achieving financial objectives. Combined with base salary, the annual incentive plan can potentially bring total annual cash compensation to the upper level of peer companies when Rogers' performance is materially superior. To strongly promote and reward increasing profitability, the annual incentive plan will begin to generate a bonus award only when the earnings per share results exceed the previous year's results.

Long-term incentives are designed to closely align executives with the financial interests of the shareholders and reward results that increase total shareholder value.

To further align and financially tie executives' interests with shareholders, Rogers believes executives should have a significant level of stock ownership. Upon placement in an executive position, executives are expected to make steady progress towards reaching a voting stock ownership level of two times salary by ten years of executive service.

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Outside Compensation Consultants

The Compensation and Organization Committee employs an independent international compensation consulting firm to provide advice on all compensation matters. In 2005 a comprehensive study was conducted regarding director and executive compensation.

The director compensation study addressed trends in board compensation and examined the following elements: annual board retainers, Committee retainers, board meeting fees, Committee meeting fees, initial equity grants, and annual equity grants. A comparison of current director compensation was made analyzing all compensation components against a selected peer group of companies from the electronics industry with similar sales, profitability and market capitalization.

The executive compensation study also addressed trends in executive compensation and examined the following elements: base salary, target and actual annual incentive compensation, target and actual long-term incentive compensation, and actual total direct compensation. A comparison for each executive position was made against a composite of several surveys from similar companies and the same peer group of companies used in the director study.

Changes made to director and executive compensation in 2006 were consistent with the findings of the two studies.

Components of Employee Compensation

Total compensation for the majority of Rogers' employees, including the Named Executive Officers, is comprised of the following elements:

1.	Annual cash compensation which includes:
	a	Base salary or hourly wages.
	b.	The Annual Incentive Compensation Plan for Executives, Managers and other selected key employees, which is based on annual financial results set by the Compensation and Organization Committee.
	c.	Rogers Performance Sharing Plan, which pays a profit-sharing bonus to all eligible employees worldwide that do not participate in another bonus or commission plan.
	d.	Gain Sharing plans at various manufacturing sites that share the financial gains from operating improvements.

2.

Long-term incentive compensation is provided through the granting of market-value stock options. Awards are typically given each year to key executives, managers, and employees. Employees receiving stock option awards only realize a financial benefit if the stock price increases over the time frame of the grant, thereby aligning the interests of the employee with the shareholder.

3.

United States employees are eligible to participate in the Rogers employee stock purchase plan, a tax qualified plan. This plan allows employees to defer after-tax compensation and purchase Rogers stock at a discount of 15% based on the lower of the price at the beginning or ending of the six-month withholding period. United States tax law prohibits employees from purchasing more that $25,000 in market value of Rogers stock in any calendar year. Belgian employees participate in a similar plan.

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4.

Rogers offers retirement benefits to U.S. employees through tax-qualified plans including defined benefit plans for union, non-union hourly, and salaried employees. A 401(k) savings plan is offered with a company match provided for non-union hourly and salaried employees. A non-qualified defined benefit pension plan is also provided to those U.S. employees whose compensation or benefits exceeds statutory limits for qualified plans. This non-qualified plan also provides supplemented retirement benefits for three of the Named Executive Officers.

5.

Rogers provides health and welfare benefits for all full time U.S. employees. Employees pay a portion of the cost of the benefits through pre-tax deductions. Salaried employees, including executives, are covered under the same benefit plans. Employees outside the U.S. are typically provided health and welfare benefits consistent with local market practices.

6.

Executives are eligible to defer up to 50% of their salary, and up to 100% of any annual bonus they may receive. They receive a partial company match on a portion of the deferred amount and may elect to receive payment in either Rogers stock or cash plus interest.

Base Salaries

Salary adjustments are determined by considering merit increases generally being offered in the marketplace, achievement of annual financial and other objectives by Rogers and the business units or functions for which the executive officer is responsible, the overall performance of the executive officer, any changes in the executive officer's responsibilities, and a comparison of the executive officer's salary to the median of a peer group of similar companies and salary survey data from a broad range of manufacturing companies nationwide. None of these factors are assigned a specific weighted value. The Compensation and Organization Committee allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The Compensation and Organization Committee is responsible for approving salary increases for the CEO and recommendations for salary increases made by the CEO for the corporate officers and other executives that report to him.

Annual Incentive Bonuses

The Annual Incentive Compensation Plan has target bonuses of 60% to 75% of base salary for the CEO, and between 25% and 45% for the other executive officers, including the other Named Executive Officers. Actual bonuses may vary from 0% to 300% of the target bonuses depending on performance relative to annual profit improvement objectives. These amounts are determined by the performance of Rogers (Net Income Per Share) and each division (Division Profit) versus the annual objectives. In general, the broader the responsibility of the executive, the larger the portion of his or her award which is based upon corporate, rather than divisional results; the corporate portion is 100% of the consideration for the Named Executive Officers. For 2005, overall corporate performance did not exceed last year's results, which is the bonus threshold, and, as a result, none of the Named Executive Officers received a bonus based on the Annual Incentive Compensation Plan. Mr. Middleton received a bonus for his efforts as acting Chief Financial Officer during 2005.

Long-Term Incentives

Each year, the Compensation and Organization Committee considers long-term incentive awards to key personnel. Stock options have been Rogers' primary long-term incentive vehicle. Typically, all senior management personnel, including executive officers, are granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer

19

is based on the individual's level in the organization, the same performance criteria used to determine salary adjustments, the number of shares granted in prior years and the total number of shares available for grants. The Compensation and Organization Committee does not assign specific weights to these criteria. Options generally have an exercise price equal to at least the fair market value of the Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally, except in 2004 and 2005, vest in one-third increments on the second, third and fourth anniversary dates of the grant. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date.

In fiscal 2005, stock options for a total of 457,600 shares were granted to employees, of which 98,000 shares were granted to the Named Executive Officers. Options granted to non-Belgian employees in 2004 and 2005 had a special vesting schedule and selling restriction. All such options were immediately vested upon grant, but any options exercised during the first four years after the grant date cannot be sold while the employee is still actively employed by Rogers.

Chief Executive Officer Compensation

The Compensation and Organization Committee approved a salary increase in March 2005 of 4% for Mr. Wachob. National survey data from a broad spectrum of manufacturing companies from a wide range of industries was considered, but the decision was weighted heavily by his previous salary level and his continued contributions to Rogers' success. He also received a stock option for 40,000 shares of Rogers stock exercisable at $34.83 per share, the fair market value of such stock as of the grant date. This grant was based on the aforementioned stock option criteria. Mr. Wachob is a participant in the Rogers Annual Incentive Compensation Plan with a target bonus of 60% of his October 2005 base salary. For the 2005 fiscal year, pursuant to the provisions of the plan, he did not receive a bonus.

In preparation for decisions regarding fiscal year 2006 compensation, the Compensation and Organization Committee reviewed "tally sheets" for the Chief Executive Officer which detailed (1) each element of current compensation including benefits and perquisites; (2) the potential value of all equity-based long-term incentive awards, both vested and unvested, at then-current market prices; and (3) the lump sum value of payments that would occur should the executive terminate under various scenarios (e.g., voluntary termination of employment, involuntary termination of employment without cause, retirement, and termination of employment following a change of control of the Company). The analysis was performed to help ensure that the Compensation and Organization Committee was aware of all compensation elements and how each could be triggered should various events occur.

Compliance with Internal Revenue Code Section 162(m)

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, publicly traded corporations are not permitted to deduct most compensation exceeding $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance based compensation" or is otherwise exempt under Section 162(m). All compensation paid to the Named Executive Officers of Rogers for fiscal year 2005 was deductible for federal income tax purposes. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation and Organization Committee has not adopted a policy that all compensation must be deductible.

Compensation and Organization Committee:	Eileen S. Kraus, Chairperson
William E. Mitchell, Member
Robert G. Paul, Member

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PERFORMANCE GRAPH

The following graph compares the cumulative total return on Rogers capital stock over the past five fiscal years with the cumulative total return on the Standard & Poor's Industrials Index (S&P Industrials) and the S&P SmallCap 600 Electronic Equipment & Instruments Index (S&P 600 Electr Eqp & Instru). Cumulative total return is measured assuming an initial investment of $100 on December 31, 2000 and the reinvestment of any dividends as of the end of Rogers' fiscal years.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Fiscal Year Ends	12/31/00	12/30/01	12/29/02	12/28/03	1/2/05	1/1/06

ROGERS CORPORATION	100	75	56	107	105	95
S&P INDUSTRIALS	100	94	69	92	108	111
S&P 600 ELECTR EQP & INSTRU	100	98	72	111	129	125

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Termination of Employment and Change of Control Arrangements

Rogers' severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuance is based on length of service. The policy may be amended, modified or terminated at any time by Rogers, except in the case of the executive officers of Rogers as of November 1991. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. The right of executive officers to make such an election may be cancelled by Rogers or the executive on three years written notice. Messrs. Wachob and Soffer would be entitled to 78 weeks of salary and benefit continuance upon termination of employment covered by the policy in effect in November 1991.

The board of directors determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers executive officers to their duties to Rogers and its shareholders. Toward that purpose, Rogers has agreements with all Named Executive Officers as well as with the other executive officer of Rogers which provide certain severance benefits to them in the event of a termination of their employment during a 36 month period following a change in control, as defined in the agreements. The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreements, unless either party objects to such extension. If within a 36 month period following a change in control, an executive's employment is terminated by Rogers without cause, as defined in the agreements, or if such executive resigns in certain specified circumstances, then the executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more that 10% of Rogers capital stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all Forms 3, 4 and 5 they file.

Based solely on Rogers review of the copies of such forms it has received, and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended January 1, 2006.

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Proposal 2: Ratification of Appointment of Independent
Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as Rogers' independent registered public accounting firm for fiscal year 2006 and the board of directors is asking that shareholders ratify this appointment. Although advisory only because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of the Company's independent registered public accounting firm, this proposal is put before the shareholders in order to seek the shareholders' views on this important corporate matter. If the shareholders do not ratify the appointment, the Audit Committee will take the matter under advisement. We expect representatives of Ernst & Young LLP, Rogers' independent registered public accounting firm selected as the independent registered public accounting firm for the fiscal years ending January 1, 2006 (fiscal 2005), and December 31, 2006 (fiscal 2006), to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Rogers by Ernst & Young LLP for the fiscal years shown.

		2005	2004

	Audit Fees (1)	$1,483,219	$1,048,440
	Audited-Related Fees (2)	42,500	85,752
	Tax Fees (3)	440,397	546,454
	All Other Fees (4)	-	-

	Total	$1,966,116	$1,680,646

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Amounts for both 2004 and 2005 also include fees for the audit of internal control over financial reporting as required under the Sarbanes-Oxley Act of 2002. Fees paid for the internal control over financial reporting audits were $513,000 in 2004 and $482,167 in 2005.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees". This category includes fees related primarily to accounting consultations and employee benefit plan audits.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, tax planning and compliance work in connection with acquisitions and international tax planning. For 2005, such fees can be further categorized as tax compliance, planning and preparation ($190,795) and tax consulting and advisory ($249,602). For 2004, such fees can be further categorized as tax compliance, planning and preparation ($240,824) and tax consulting and advisory ($305,630).

(4)	All Other Fees consist of fees for products and services other than the services reported above; however, there were no such fees in either year.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2005 and related fees were approved in accordance with the Audit Committee's policy.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Roger' independent registered public accounting firm for fiscal year 2006.

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Rogers' independent registered public accounting firm for fiscal year 2006.

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Proposals of Shareholders

Proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders must be received by Rogers on or before November 29, 2006, for inclusion in Rogers proxy statement and form of proxy. Proposals of shareholders intended to be presented at the 2007 Annual Meeting although not included in the proxy statement and form of proxy, must be received by Rogers on or before November 29, 2006. Proposals received after that date will not be voted at the 2007 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary authority on the proposal under the circumstances consistent with the proxy rules of the Securities and Exchange Commission. All shareholder proposals should be marked for the attention of Office of the Corporate Secretary, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained InvestorCom, Inc. to assist it in the solicitation of proxies at a cost of approximately $2,500 plus reimbursement of expenses.

"Householding" of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers shareholders will be "householding" proxy materials. As indicated in the notice previously provided by these brokers to such shareholders, a single proxy statement and an annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once a shareholder has received notice that the broker will be "householding," "householding" will continue until the shareholder is notified otherwise or until the shareholder has revoked consent by notifying the broker. If, at any time, a shareholder no longer wishes to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify the broker, send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 or contact Robert M. Soffer at (860) 779-5566.

Shareholders who share the same address, who currently receive multiple copies of the Rogers proxy statement and annual report from their broker and would like to request "householding" of such information should contact their broker.

25

Communications with Members of the Board Of Directors

Although the board of directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the board and shareholders. Until such time as the board may adopt a different set of procedures, any such shareholder communications should be sent to the Board of Directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, c/o Vice President, Treasurer and Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the board for consideration.

Availability of Certain Documents

Rogers Corporation maintains a web site (http://www.rogerscorporation.com ). Rogers' Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter are available on this web site. In addition, you may obtain a copy of any of these documents without charge by sending a request to Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Vice President, Treasurer and Secretary. Rogers Corporation's web site is not incorporated into or a part of this proxy statement.

26

Appendix A

Rogers Corporation
Audit Committee Charter

As approved by the Board of Directors on October 27, 2005.

I.	General Statement of Purpose

The Audit Committee of the Board of Directors (the "Audit Committee") of Rogers Corporation (the "Company") assists the Board of Directors (the "Board") in general oversight and monitoring of: (i) the integrity of financial statements of the Company; (ii) the financial reporting process and systems of internal accounting and financial controls; (iii) the independent auditors' qualifications, independence and performance, (iv) the performance of the Company's internal audit function, and (v) the Company's procedures for compliance with legal and regulatory requirements. In discharging its objectives, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain counsel, or other experts for this purpose.

II.	Audit Committee Composition

The membership of the Audit Committee shall consist of at least three members and shall consist solely of independent directors. A director's "independence" will be determined in accordance with the rules of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the related rules and regulations of the Securities and Exchange Commission. At a minimum this will require directors who are independent of management and the Company and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. Each member of the Audit Committee shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Audit Committee, as such qualification is interpreted by the Board in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee may qualify as an "Audit Committee Financial Expert" as defined by the Securities and Exchange Commission.

The Nominating and Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board.

The Board shall designate one member of the Audit Committee to be Chairperson of the Audit Committee.

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

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III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors' fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.	Meeting

The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, but not less frequently than quarterly. The Audit Committee will meet periodically with management, the internal auditors (or persons responsible for the internal audit function) and the independent auditors in separate executive sessions. The Audit Committee will record the actions taken at meetings and will report to the full Board with respect to its meetings.

The meetings of the Audit Committee may be held in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A majority of the members of the committee shall constitute a quorum and the committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent as and to the extent that it deems appropriate.

In the absence of the Chairperson of the Audit Committee, the members may appoint any other member to preside.

V.	Responsibilities

The policies and procedures of the Audit Committee shall remain flexible, in order to permit the Audit Committee to react to changing conditions and circumstances.

The Audit Committee shall have the sole authority to appoint, retain, terminate or replace the Company's independent auditors (subject, if required or permitted by applicable law, to shareholder ratification). The Audit Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company. The Audit Committee shall be directly responsible for the compensation of the independent auditors. The Audit Committee shall inform the independent auditors that the independent auditors shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services (which may include providing comfort letters in connection with securities underwritings) and permitted non-audit services, including, in each case, the fees and terms thereof, to be performed for the Company by its independent auditors in accordance with applicable rules and regulations. The Audit Committee may delegate the authority to one or more members to pre-approve audit and permitted non-audited services, provided that decisions of such subcommittee to grant such pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may establish policies and procedures for pre-approval of non-audit services; provided that such policies

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and procedures are detailed as to the particular service and the Audit Committee is promptly informed of each service in accordance with such policies and procedures.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall perform an annual self-evaluation of the performance of the Audit Committee and report to the Board on the results of such evaluation.

VI.	Audit Committee Principal Processes

The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

	A.	Review of Charter and Preparation of Proxy Statement Report

The Audit Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to this Charter to the Board for its consideration and approval. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

	B.	Matters Relating to Selection, Independence and Performance of Independent Auditors

The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee shall discuss with the independent auditors its independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

The Audit Committee (i) shall request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, (ii) require that the independent auditors submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company, (iii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and (iv) based on such disclosures, statements and discussions take or recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

The Audit Committee shall, at least annually, obtain a report (the "Independent Auditors' Annual Report") by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all

A-3

relationships between the independent auditors and the Company in order to assess the auditors' qualifications and independence.

The Audit Committee shall review with the independent auditors any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

The Audit Committee shall evaluate the independent auditors' qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

	(i)	review the Independent Auditors' Annual Report;

(ii)

review and evaluate the performance of the independent auditors and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditors' audit staff); and

	(iii)	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors (or persons responsible for the internal audit function) of the independent auditors' performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors that, at a minimum, meet the requirements of applicable Securities and Exchange Commission rules and regulations and listing standards of the New York Stock Exchange.

C.	Matters Related to Company Policies and Procedures

The Audit Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Audit Committee shall review, if such assertions and/or assessments are required by applicable law, management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall discuss policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

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The Audit Committee shall assist the Board in its oversight of the Company's compliance with the legal and regulatory requirements applicable to the Company and its subsidiaries.

The Audit Committee shall (i) discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company's financial statements or its compliance policies and procedures, and (ii) take such action as the Audit Committee deems necessary or appropriate, including having discussions with management and/or other employees of Rogers, in the event the Audit Committee receives a report pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder from an attorney appearing and practicing before the Securities and Exchange Commission on Rogers' behalf.

D.	Audited Financial Statements and Related Audits

The Audit Committee shall discuss with the internal auditors (or persons responsible for the internal audit function) and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61. The Audit Committee shall include in these discussions, to the extent it deems appropriate, the members of management who are responsible for preparing the Company's financial statements.

The Audit Committee shall review and discuss with management, the internal auditors (or persons responsible for the internal audit function), and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage major business risks, and legal and ethical compliance programs. Further, the Audit Committee shall periodically meet separately with management, with the internal auditors (or persons responsible for the internal audit function) and with the independent auditors to discuss the results of their reviews and examinations.

The Audit Committee shall meet to review and discuss with management and the independent auditors the annual audited financial statements including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company's specific disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including the independent auditors' judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The Audit Committee shall review:

(i)

analyses prepared by management, the internal auditors (or persons responsible for the internal audit function) and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditors. The Audit Committee may also

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consider other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)

major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and

(iv)	the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

The Audit Committee shall review and, if it deems necessary or appropriate, discuss with the independent auditors (outside of the presence of management) how the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the independent auditors that the obligations under Section 10A of the Private Securities Litigation Reform Act of 1995 have not been incurred.

The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management's response thereto. This review shall include (1) any difficulties encountered by the independent auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

The Audit Committee shall discuss with the Chief Executive Officer and Chief Financial Officer of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

Based on the Audit Committee's review and discussions (1) with management regarding the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditors' independence, the Audit Committee shall make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year.

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	E.	Internal Audit

At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal auditors (or persons responsible for the internal audit function) and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

	F.	Interim Financial Statements, Earnings Releases and Other Financial Information

The Audit Committee shall meet to review and discuss (i) earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, prior to their release, (ii) such other material financial information and earnings guidance provided to ratings agencies and similar entities prior to their issuance, and (iii) the interim financial statements and specific disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

VII.	General

The Audit Committee may establish and delegate authority to subcommittees consisting of one or more of its members, when the Audit Committee deems it appropriate to do so in order to carry out its responsibilities.

The Audit Committee shall make regular reports to the Board regarding its responsibilities.

In carrying out its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and such experts, advisors and professionals with whom the Audit Committee may consult. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditors or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee. The Audit Committee shall also have the authority to engage legal, accounting or other advisors to provide it with advice and information in connection with carrying out its responsibilities and shall have sole authority to approve any such advisor's fees and other retention terms.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and the independent auditors. Management is also responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

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One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEB SITE:
http://www.rogerscorporation.com

[X] PLEASE MARK VOTE	REVOCABLE PROXY
AS IN THIS EXAMPLE	ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS				With-	For All
APRIL 28, 2006			For	hold	Except
	1.	To elect the following no-minees as directors (ex-cept as marked to the contrary below):	[ ]	[ ]	[ ]

      The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on April 28, 2006 at 10:30 a.m. at the Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut 06103 and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

Leonard M. Baker, Walter E. Boomer, Charles M. Brennan, III, Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol, Carol R. Jensen, Eileen S. Kraus, William E. Mitchell, Robert G. Paul and Robert D. Wachob.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

_______________________________________

			For	Against	Abstain
	2.	To ratify the appoint-ment of Ernst & Young LLP as the independ-ent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2006.	[ ]	[ ]	[ ]

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.
Please be sure to date and sign this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, date, sign and mail in postage paid envelope provided.

ROGERS CORPORATION

Please sign name as it appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity must state their full titles as such.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by signing, dating and returning this proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

_______________________________________

_______________________________________

_______________________________________

[X] PLEASE MARK VOTE	REVOCABLE PROXY
AS IN THIS EXAMPLE	ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS					With-	For All
APRIL 28, 2006				For	hold	Except
		1.	To elect the following no-minees as directors (ex-cept as marked to the contrary below):	[ ]	[ ]	[ ]

      The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on April 28, 2006 at 10:30 a.m. at the Hilton Hartford Hotel, 315 Trumbull Street, Hartford, Connecticut 06103 and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

R

Leonard M. Baker, Walter E. Boomer, Charles M. Brennan, III, Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol, Carol R. Jensen, Eileen S. Kraus, William E. Mitchell, Robert G. Paul and Robert D. Wachob.

E
S
I
P

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

_______________________________________

				For	Against	Abstain
		2.	To ratify the appoint-ment of Ernst & Young LLP as the independ-ent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2006.	[ ]	[ ]	[ ]

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2.
Please be sure to date and sign this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, date, sign and mail in postage paid envelope provided.

ROGERS CORPORATION

This proxy is evidence of your ownership of Rogers Corporation Capital Stock through the Rogers Employee Savings and Investment Plan (RESIP) held by the Trustee, Prudential Bank & Trust, FSB.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by signing, dating and returning this proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

_______________________________________

_______________________________________

_______________________________________